UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On February 28, 2008, Pinnacle Financial Partners, Inc. (the “Company”) entered into a Revolving Credit Agreement with SunTrust Bank, a Georgia corporation (the “Credit Agreement”). This line of credit, which expires on February 27, 2009 unless extended by SunTrust Bank following a timely request by the Company, will be used to support the growth of Pinnacle National Bank, the Company’s bank subsidiary, and to pay off a $9 million obligation of one of Mid-America Bancshares, Inc.’s subsidiaries to another bank.
     Interest on the loan is priced at one-month LIBOR plus 125 basis points and will be variable with changes in the one-month LIBOR rate over the term of the line of credit. In addition, the Credit Agreement obligates the Company to pay a commitment fee of 0.10% per annum on the daily amount of any unused commitment. SunTrust Bank’s obligation to make future advances to the Company under the Credit Agreement is subject to customary conditions precedent, including among others:
•	the accuracy in all material respects of the Company’s representations and warranties made in the Credit Agreement;
•	the absence of any event of default under the Credit Agreement; and
•	the absence, since December 31, 2006, of any change which has had or could reasonably be expected to have a material adverse effect (as defined in the Credit Agreement) on the Company and the Company and its subsidiaries taken as a whole.
     The terms of the Credit Agreement provide for customary representations and warranties and negative and affirmative covenants (including certain financial covenants related to return on average assets, asset quality ratios, and maintenance of certain capital ratios) and also include customary events of default such as payment defaults, cross-defaults to other indebtedness, bankruptcy and insolvency. The Credit Agreement also includes a negative pledge on the common stock of Pinnacle National Bank or any other bank subsidiary of the Company. Upon an event of default, SunTrust Bank may, among other things, terminate its obligations to the Company and declare any amounts then outstanding under the Credit Agreement immediately due and payable.
     The description of the Credit Agreement is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Revolving Credit Agreement dated as of February 28, 2008 between Pinnacle Financial Partners, Inc., as Borrower, and SunTrust Bank, as Lender.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
	By:	/s/ Harold R. Carpenter
		Name:	Harold R. Carpenter
Date: March 5, 2008.		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Credit Agreement dated as of February 28, 2008 between Pinnacle Financial Partners, Inc., as Borrower, and SunTrust Bank, as Lender.